Exhibit 10.5
                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT is entered into as of the 27th day of March, 2000 between Michael Braunold (the "Employee") and PLT Solutions Inc., a Delaware company (the "Company").

                               W I T N E S S E T H

      WHEREAS, the Company is wishes to employ the Employee in accordance with the terms and conditions of this Agreement, and the Employee wishes to be so employed.

NOW THEREFORE the parties hereto agree as follows:

1. Employment. With effect from the effective date (as defined in section 2), the Company hereby engages Employee to serve as chief executive officer who shall perform such duties, undertake such responsibilities and exercise such authority as the Board of Directors.

2. Term.

      2.1 Employee's employment under this Agreement shall commence not later than March 27th, 2000 (the "Effective Date") and, unless otherwise provided, shall end on the earlier of (i) the death or disability (as defined herein ) of the Employee, (ii) termination of Employee's employment by Company with cause (as defined herein); (iii) after one year from the Effective Date (the "initial term"), (vi) termination of Employee's employment without cause by the Company or Employee upon 90 days prior written notice any time. After the expiration of such initial term (other than for reasons set forth in clauses (i), (ii) and (vi) this Agreement shall automatically be renewed for an additional one (1) year periods on the same terms and conditions set forth herein (unless mutually agreed otherwise).

Notwithstanding the foregoing, in the event that Company or Employee shall have terminated this Agreement without cause, upon the request of the Company the Employee shall vacate his position and the premises on a date specified by the Company which is earlier than the end of the notice period specified in (vi) above upon payment to Employee, in one lump sum on the effective date of termination, the amount of pro rata Gross Salary payable under Section 3.1 from the effective date of termination until the end of such notice period.

      2.2 For the purpose of this paragraph 2, "disability" shall mean any physical or mental illness or injury as a result of which Employee remains absent from work for a period of two (2) successive months, or an aggregate of two (2) months in any twelve (12) month period. Disability shall occur at the end of any such period.

      2.3 For the purpose of this paragraph 2, "cause" shall exist if Employee
(i) breaches any of the material terms or conditions of this Agreement; (ii) substantially fails to perform the Employee's areas of responsibility set forth herein, (iii) engages in willful misconduct or acts in bad faith with respect to the Company, in connection with and related to the employment hereunder, (iv) is convicted of a felony, (v) fails to comply with the

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instructions of the Company's Board; provided that with respect to clauses (i)
and (ii), if Employee has cured any such condition within 15 days following delivery of the advance notice, then "cause" shall be deemed not to exist. For purposes of this Paragraph 2, "advance notice" shall constitute a written notice delivered to Employee that sets forth with particularity the facts and circumstances relied upon by the Company as the basis for cause.

3. Compensation

      3.1 During the term hereof, and subject to the performance of the services required to be performed hereunder by Employee, the Company shall pay to the Employee for all services rendered hereunder, as salary, payable not less often than once per month and in accordance with the Company's normal and reasonable payroll practices, a monthly gross amount equal to $3000 payable (the "Gross Salary") less required employee deductions under law.

      3.2 (i) Employee shall be issued options to acquire up to 100,000 shares of Common Stock of the Company's parent company, Ambient Corporation ("Options") exercisable at par value of the shares. At the option of the Company, these Options may be issued from and pursuant to a Company employee stock option plan or otherwise. Such Options shall vest in the Employee equally over three (3) years, so long as Employee remains in the employ of the Company and in accordance with the terms and subject to Employee executing the Company's standard Employee Stock Option Plan. The options shall vest in the Employee pro-rata to the number of complete months which Employee was employed hereunder.

If the Company sells all or substantially all of its assets, the Employee shall be entitled to exercise, immediately prior to such sale the Options which have not yet vested.

      3.3 Upon the execution of this Agreement the Company shall pay to Employee the sum of $12,000, less required deductions.

4. Vacation. The Employee shall be entitled to 21 working days of paid vacation during each fiscal year that this Agreement is in effect to be taken at times as agreed upon by the parties.

5. Development Rights. The Employee agrees and declares that all proprietary information including but not limited to trade secrets, know-how, patents and other rights in connection therewith developed by or with the contribution of Employee's efforts during his employment with the Company shall be the sole property of the Company. Upon the Company's request (whenever made), Employee shall execute and assign to the Company all the rights in the proprietary information.

6. Secrecy and Nondisclosure The Employee shall treat as secret and confidential all of the processes, methods, formulas, procedures, techniques, software, designs, know-how, data, and other information which are not of public knowledge or record pertaining to the Company's business (existing, potential, and future), including without limitation all business information relating to customers and supplies and products of which the employee becomes aware during and as a result of employment with the Company, and Employee shall not

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disclose, use, publish, or in any other manner reveal, directly or indirectly, at any time during and after the term of this Agreement, any such information detailed herein.

7. Non-Competition & Poaching

      7.1 During the term of this Agreement and for a term of one (1) year after Employee ceases to be employed by the Company, Employee will not, directly or indirectly, for his own account or as an employee, officer, director, partner, joint venturer, shareholder, investor, consultant or otherwise (except as an investor in a corporation whose stock is publicly traded and in which Employee holds less than 5% of the outstanding shares) engage in or contribute his knowledge to any work or activity that involves a product, process, service or development which directly competes with the business of the Company, now or hereafter existing or which relates to internet security.

      7.2 Employee acknowledges that the restricted period of time and geographical location specified under this Section 7 are reasonable, in view of the nature of the business in which the Company is engaged and Employee's knowledge of the Company's business and products. If such period of time or geographical location should be determined to be unreasonable in any judicial proceeding, then the period of time and area of restriction shall be reduced so that this Agreement may be enforced in such area and during such period of time as shall be determined to be reasonable by such judicial proceeding.

      7.3 The Employee shall not at any time during the period from the termination of this Agreement or any extension hereof, to the expiry of six (6) months, employ or attempt to employ or solicit or endeavor to entice away from or discourage from being employed by the Company any person who is, or shall at any time until the termination of this Agreement or any extension hereof, one of the employees of the Company.

8. Miscellaneous

      8.1 Employee Representations. The Employee represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a breach of any agreement or other instrument to which he is party, (ii) does not require the consent of any person, and (iii) shall not utilize during the term of his employment any proprietary information of any third party, including prior employers of the Employee.

      8.2 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties and supersedes any and all prior discussions and agreements and correspondence, and may not be amended or modified in any respect except by a subsequent writing executed by both parties.

      8.3 Notices. All notices or other communications required or desired to be sent to either Party shall be in writing and shall be sent by hand or by Registered or Certified mail, postage prepaid, return receipt requested, or sent by telegram or facsimile to the address set forth in the Preamble to this Agreement or to such other address as the recipient may designate by notice in accordance with the provisions of this Clause. Any such notice shall

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have been deemed to have been delivered if served by hand when delivered, if by
Registered or Certified Mail 48 hours after posting if within the same country or 14 days if posted from another country, and by telex or facsimile transmission when dispatched and receipt confirmed by recipient party.

      8.4 Severability. Any term or provision of this Agreement which is found by a court, tribunal or arbitration panel to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the other terms or provisions of this Agreement. In the event that any term or provision of this Agreement is found to be unenforceable or ineffective, then the reviewing court, tribunal or arbitration panel may modify such term or provision to the extent necessary to render it enforceable and the parties agree to be bound by and perform this Agreement as modified.

      8.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed by the date stated above.

PLT Solutions Inc.


S/Michael Braunold                              S/Michael Braunold
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                                                Michael Braunold


Ambient Corporation hereby agrees to section 3.2 herein.

Ambient Corporation


S/Michael Braunold
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